Electronic Articles of Incorporation
For

P05000007804
FILED
January 14, 2005
Sec. Of State
nculligan

MEMORY LANE SYNDICATION, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

MEMORY LANE SYNDICATION, INC.

Article II

The principal place of business address:

5100 W. COPANS RD
710
MARGATE, FL. 33063

The mailing address of the corporation is:

5100 W. COPANS RD
710
MARGATE, FL. 33063

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

MARTIN A BERNS
5100 W. COPANS RD
710
MARGATE, FL. 33063

I certify that I am familiar with and accept the responsibilities of registered agent.

P05000007804
FILED
January 14, 2005
Sec. Of State
nculligan

Registered Agent Signature: MARTIN A. BERNS

Article VI

The name and address of the incorporator is:

MARTIN A. BERNS
5100 W COPANS RD
SUITE 710
MARGATE, FL 33063

Incorporator Signature: MARTIN A. BERNS

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
MARTIN A BERNS
5100 W. COANS RD
MARGATE, FL. 33063

Title: PRES
DENNIS LANE
5100 W. COPANS RD
MARGATE, FL. 33063

Title: COO
JOSEPH PORRELLO
5100 W. COPANS RD
MARGATE, FL. 33063

Title: CFO
JAMES M DYAS
33 E CAMINO REAL, # 232
BOCA RATON, FL. 33432

Title: SECY
IVAN BIAL
5100 W. COPANS RD
MARGATE, FL. 33063